Exhibit 10.2

                                AMENDMENT NO. 3 dated as of February 15, 2011 (this “Amendment”), to the CREDIT AGREEMENT dated as of May 13, 2008 (as heretofore amended, the “Credit Agreement”) relating to certain asset-based revolving credit facilities, among CLEAR CHANNEL COMMUNICATIONS, INC., a Texas corporation (the “Parent Borrower”), CITIBANK, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, DEUTSCHE BANK AG, NEW YORK BRANCH, as L/C Issuer and the Lenders from time to time party thereto.

                                The Parent Borrower has requested an amendment to the Credit Agreement pursuant to which certain provisions of the Credit Agreement will be amended as set forth herein.

                                Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent Borrower, Holdings, the Administrative Agent, the L/C Issuers, the Swing Line Lender, the Amendment Arrangers (as defined below) and the Lenders party hereto hereby agree as follows:

SECTION 1.                      Defined Terms.  Capitalized terms used but not otherwise defined herein (including the preliminary statements hereto) have the meanings assigned to them in the Credit Agreement.  The provisions of Section 1.02 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.  The term “Amendment Arrangers” means Citigroup Global Markets Inc. and Goldman Sachs Lending Partners LLC, in their capacities as the joint lead arrangers and joint bookrunners for this Amendment.

SECTION 2.                      Amendments.

            Effective as of the Amendment No. 3 Effectiveness Date, the Credit Agreement is hereby amended as follows:

                                (a)           Section 1.01 of the Credit Agreement is hereby amended (i) by adding the following definitions to such section in alphabetical order:

            “Amendment No. 3” means Amendment No. 3 to this Agreement dated as of February 15, 2011.”

                        “Amendment No. 3 Effectiveness Date” has the meaning assigned to such term in Amendment No. 3.”

            “Permitted Alternative Incremental Facilities Indebtedness” means Indebtedness of the Parent Borrower in the form of one or more series of senior unsecured notes, senior subordinated notes and/or senior secured notes that are secured by assets of the Loan Parties on a pari passu or junior basis with the Indebtedness and other obligations under the CF Credit Agreement and the CF Facility Documentation; provided that (A) the stated final maturity of such Indebtedness shall not be earlier than the 91 days after Maturity Date (as defined in the CF Credit Agreement) with respect to the Tranche B Term Loans (as defined in the CF Credit Agreement) without giving effect to any prior Extensions (as defined in the CF Credit Agreement) thereof , and such stated final maturity shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes such 91st day after the Maturity Date (as defined in the CF Credit Agreement) with respect to the Tranche B Term Loans (as defined in the CF Credit Agreement) (without giving effect to any prior Extensions (as defined in the CF Credit Agreement) thereof) (it being understood that acceleration or mandatory repayment, prepayment, redemption or repurchase of such Indebtedness upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition shall not be deemed to constitute a change in the stated final maturity thereof),

(B) such Indebtedness shall not be an obligation (including pursuant to a Guarantee) of any Person other than the Parent Borrower, the Subsidiary Borrowers and the Subsidiary Guarantors (or any other Subsidiary that becomes a guarantor of the Obligations (as defined in the CF Credit Agreement) on terms substantially similar to the Guarantee (as defined in the CF Credit Agreement); provided that any Person who subsequently becomes a guarantor of such Indebtedness shall also become a guarantor of the Obligations (as defined in the CF Credit Agreement) on terms substantially similar to the Guarantee (as defined in the CF Credit Agreement), and (C) to the extent such Indebtedness is secured by Liens on Receivables Collateral, such Liens shall be subject to the Intercreditor Agreement.”

                                “Lender Insolvency Event” means that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.”;

                                “Non-Defaulting Lenders” means a Lender that is not a Defaulting Lender.

                                “Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any person owing, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

                                (ii)           by deleting the definition of “Defaulting Lender” and replacing it with the following:

“Defaulting Lender” means a Lender (i) that has failed for three or more Business Days to comply with its obligations hereunder to make a Loan, make a payment to the L/C Issuer in respect of such Lender’s Pro Rata Share of any L/C Obligations and/or make a payment to the Swing Line Loan Lender in respect of a Swing Line Loan (each a “funding obligation”), (ii) that has notified the Administrative Agent that it will not comply with any such funding obligation hereunder or has stated publicly that it will generally not comply with its funding obligations under loan agreements, credit agreements and similar agreements, (iii) that has, for three or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder, or (iv) with respect to which a Lender Insolvency Event has occurred and is continuing (provided that neither the reallocation of funding obligations provided for in Section

                2.16(a) as a result of a Lender's being a Defaulting Lender nor the performance by a Non-Defaulting Lender of such reallocated funding obligations will by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender).  The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Parent Borrower provided for in this definition.” and

                                (iii)           by deleting the definition of “Intercreditor Agreement” and replacing it with the following:

“Intercreditor Agreement” means the intercreditor agreement dated as of the Closing Date between the Administrative Agent and the CF Administrative Agent, as amended, restated, supplemented, or otherwise modified from time to time in accordance therewith and herewith, including, without limitation, the Amended and Restated Intercreditor Agreement, dated as of the Amendment No. 3 Effectiveness Date.”

                                (b)           Section 2.03 of the Credit Agreement is hereby amended by deleting “or” at the end of subsection 2.03(a)(iii), replacing the period at the end of subsection 2.03(a)(iii)(C) and replacing it with “; or” and adding the following new subsection 2.03(a)(iii)(D):

                “(D) any Revolving Credit Lender is a Defaulting Lender, unless such L/C Issuer has entered into arrangements reasonably satisfactory to it and the Parent Borrower to eliminate such L/C Issuer’s risk with respect to the participations in such Letter of Credit by all such Defaulting Lenders, including by (1) Cash Collateralizing, (2) reallocating pursuant to Section 2.16(a), or (3) obtaining a backstop letter of credit from an issuer reasonably satisfactory to the L/C Issuer to support, each such Defaulting Lender’s Pro Rata Share of any L/C Obligations in respect of such Letter of Credit.”

                                (c)           Section 2.04(a) is hereby amended by adding the following sentence to the end of such subsection:

“Notwithstanding the foregoing, the Swing Line Lender shall not be obligated to make Swing Line Loans if a Revolving Credit Lender is a Defaulting Lender to the extent such Defaulting Lender’s participation in Swing Line Loans cannot be reallocated to Non-Defaulting Lenders pursuant to Section 2.16(a).”

                                (d)           Article II is hereby amended by adding the following Section 2.16 to the end of such Article:

“SECTION 2.16.                                Defaulting Lenders.

(a)           Reallocation.  Notwithstanding anything to the contrary herein, if a Lender (in the case of clause (i) below, other than any Lender that did not execute Amendment No. 3 on or prior to the Amendment No.3 Effectiveness Date) becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to any outstanding Letter of Credit participation pursuant to Section 2.03 and Swing Line Loan participation pursuant to Section 2.04 of such Defaulting Lender:

(i)           the Letter of Credit participations pursuant to Section 2.03 and Swing Line Loan participations pursuant to Section 2.04, in each case, of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Credit Commitments; provided that (a) the Outstanding Amount of each Non-Defaulting Lender’s Revolving Credit Loans and L/C Obligations (with the aggregate amount of such Lenders' risk participations and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender) may not in any event exceed the Revolving Credit Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (b) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Parent Borrower, the Administrative Agent, the L/C Issuers, the Swing Line Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender; and

(ii)           to the extent that any portion (the “unreallocated portion”) of any Defaulting Lender’s Letter of Credit participation pursuant to Section 2.03 and Swing Line Loan participation pursuant to Section 2.04 cannot be so reallocated, by reason of the first proviso in clause (i) above or otherwise (including that such Defaulting Lender did not execute Amendment No.3 on or prior to the Amendment No. 3 Effectiveness Date), the Parent Borrower will, not later than two Business Days after demand by the Administrative Agent (at the direction of the L/C Issuer and/or the Swing Line Lender, as the case may be), (1) Cash Collateralize the obligations of the Parent Borrower to the L/C Issuer in respect of such Letter of Credit participation pursuant to Section 2.03, in an amount equal to the aggregate amount of the unreallocated portion of such Letter of Credit participation pursuant to Section 2.03, or (2) in the case of such Swing Line Loan participation pursuant to Section 2.04, prepay and/or Cash Collateralize in full the unreallocated portion thereof, or (3) make other arrangements satisfactory to the Administrative Agent, and to the L/C Issuer and the Swing Line Lender, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender.

(b)           Fees.  Anything herein to the contrary notwithstanding, during such period as a Lender (other than any Lender that did not execute Amendment No. 3 on or prior to the Amendment No. 3 Effectiveness Date) is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Section 2.03(i) (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees); provided that in the case of any such Defaulting Lender that was or is a Lender (x) to the extent that a portion of the Letter of Credit participations pursuant to Section 2.03 and Swing Line Loan participations pursuant to Section 2.04 of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.16(a), such fees under Section 2.03(i) that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Commitments, and (y) to the extent any portion of such Letter of Credit participation pursuant to Section 2.03 and Swing Line Loan participation pursuant to Section 2.04 cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the L/C Issuer and the Swing Line Lender, as applicable, as their interests appear.

(c)           Cure.  If the Parent Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender agree in writing in their discretion that a Lender (other than any Lender that did not execute Amendment No. 3 on or prior to the Amendment No. 3 Effectiveness Date) that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein), such Lender will, to the extent applicable, purchase such portion of outstanding Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the total Revolving Credit Commitments, Revolving Credit Loans, Letter of Credit participation pursuant to Section 2.03 and Swing Line Loan participation pursuant to Section 2.04 of the Lenders to be on a pro rata basis in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such Commitments and Loans of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Parent Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(d)           Notices.  The Administrative Agent will promptly send to each Lender and L/C Issuer a copy of any notice to the Parent Borrower provided for in this Section 2.16.”

                                (e)           Section 7.01(z) is hereby amended by deleting such subsection and replacing it with the following:

“(z) Liens securing Indebtedness and other obligations incurred under Section 7.03(t) and any Guarantees in respect of thereof; provided, that to the extent such Indebtedness and other obligations are secured by Receivables Collateral, such Liens shall be subject to the Intercreditor Agreement (or, in the case of any Permitted Refinancing, another intercreditor agreement containing terms that are at least as favorable to the Secured Parties as those contained in the Intercreditor Agreement);”

(f)           The last paragraph of Section 7.01 is amended by (x) deleting the phrase “and (iv)” and replacing it with the phrase “, (iv)” and (y) inserting, immediately following the phrase “any such Mortgage) and” the phrase “and (v) Liens permitted by Section 7.01(z)”.

(g)           Section 7.03(s) is hereby amended by deleting such subsection and replacing it with the following:

“(s) (i) Indebtedness of CCOH and its Restricted Subsidiaries, the proceeds of which are solely used to refinance the CCU Term Note; provided that the Net Cash Proceeds from such repayment is applied to prepay the CF Facilities to the extent required by the CF Credit Agreement, (ii) Indebtedness (including Acquired Indebtedness (as defined in the CCOH Indentures as in effect on the Amendment No. 3 Effectiveness Date)) of CCOH and its Restricted Subsidiaries; provided that (A) immediately prior and after giving effect thereto, no Default or Event of Default shall have occurred and is continuing, (B) immediately after giving effect thereto, (1) the Senior Leverage Ratio (as defined in the CCOH Indentures as in effect on the Amendment No. 3 Effectiveness Date) of CCOH is no greater than 3.25 to 1.00 and (2) the Consolidated Leverage Ratio (as defined in the CCOH Indentures as in effect on the Amendment No. 3 Effectiveness Date) of CCOH is no greater than 6.50 to 1.00, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available; provided that CCOH and its Restricted Subsidiaries may incur Subordinated Indebtedness (as defined in the CCOH Indentures as in effect on the Amendment No. 3 Effectiveness Date) (including Acquired Indebtedness (as defined in the CCOH Indentures as in effect on the Amendment No. 3 Effectiveness Date)) that is Subordinated Indebtedness (as defined in the CCOH Indentures as in effect on the Amendment No. 3 Effectiveness Date) if, after giving effect thereto, the Consolidated Leverage Ratio (as defined in the CCOH Indentures as in effect on the Amendment No. 3 Effectiveness Date) of CCOH is no greater than 6.50 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Subordinated Indebtedness had been incurred and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available, (C) within five (5) Business Days after the receipt of the Net Cash Proceeds of such Indebtedness, (1) CCOH shall have (x) declared and paid to the holders of its common stock a pro rata dividend in an aggregate amount equal to 100% of such Net Cash Proceeds or (y) made an intercompany subordinated loan (with customary subordination provisions reasonably acceptable to the Administrative Agent) to the Parent Borrower in an aggregate amount equal to the amount that would have been paid to the Parent Borrower if a dividend had been declared and paid in accordance with clause (x) above, and (2) the Parent Borrower shall have made a prepayment of the CF Facilities to the extent required by the CF Credit Agreement (as in effect on the Amendment No. 3 Effectiveness Date) and (iii) any Permitted Refinancing of the foregoing; provided that no Loan Party (as defined in the CF Credit Agreement) is an obligor under any such Permitted Refinancing.”

(h)           Section 7.03(t) is hereby amended by deleting such subsection and replacing it with the following:

“(t) Indebtedness under the CF Facilities and Permitted Alternative Incremental Facilities Indebtedness and any Permitted Refinancings thereof in an aggregate principal amount not to exceed at the time of incurrence of any such Indebtedness the sum of (a) the aggregate principal amount of the commitments under the CF Facilities on the Closing Date plus (b) the maximum aggregate amount of Incremental Term Loans and Revolving Commitment Increases (each as defined under the CF Credit Agreement) and Permitted Alternative Incremental Facilities Indebtedness that would be permitted to be incurred at such time under the CF Credit Agreement (as such agreement is in effect on the Amendment No. 3 Effectiveness Date) assuming that all conditions precedent to the incurrence thereof set forth in the CF Credit Agreement have been satisfied;”

                                (i)           Section 7.09 is hereby amended by deleting “and” at the end of subsection (xiii), deleting the period at the end of subsection (xiv) and replacing it with “; and” and adding the following new subsection (xv):

“(xv) are customary restrictions contained in the definitive documentation governing any Permitted Alternative Incremental Facilities Indebtedness and any Permitted Refinancing thereof; provided that such restrictions, taken as a whole, shall not be more restrictive to the Parent Borrower and its Restricted Subsidiaries than the restrictions set forth in this Agreement;”

SECTION 3.                      Representations and Warranties.  Holdings and the Parent Borrower hereby represent and warrant to each other party hereto that:

(a)           The execution, delivery and performance by Holdings and the Parent Borrower of this Amendment, and the consummation of the transactions contemplated hereby, are within their respective corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of any such Person’s Organization Documents, (ii) result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of such Person or any of the Restricted Subsidiaries (other than as permitted by Section 7.01 of the Credit Agreement) under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any applicable material Law; except with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such breach, contravention or violation would not reasonably be expected to have a Material Adverse Effect.

(b)           This Amendment has been duly executed and delivered by each of Holdings and the Parent Borrower, and constitutes a legal, valid and binding obligation of each such Person, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

(c)           The representations and warranties of the Parent Borrower and each other Loan Party contained in Article V of the Credit Agreement or in any other Loan Document are true and correct in all material respects on and as of the date hereof and on and as of the Amendment No. 3 Effectiveness Date (as defined below) (in each case, except to the extent that any representation or warranty specifically refers to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct in all respects on such respective dates.

(d)           No Default has occurred and is continuing.

SECTION 4.                      Effectiveness.

(a)           This Amendment shall become effective on and as of the date such date, the “Execution Date”) on which the Amendment Arrangers shall have executed a counterpart hereof and shall have received duly executed counterparts of this Amendment that, when taken together, bear the signatures of the Parent Borrower, Holdings, the Administrative Agent, each L/C Issuer, the Swing Line Lender and the Required Lenders (it being understood and agreed that Sections 2 and 5(b), (c) and (e) of this Agreement shall not become effective until each of the conditions set forth in clause (b) below has been satisfied in accordance with the terms thereof).  In the absence of a change to the terms and conditions of this Amendment that is (x) materially adverse to the Lenders and (y) made after the submission of an executed counterpart to this Amendment to the Amendment Arrangers but prior to the Amendment No. 3 Effectiveness Date, no executed counterpart to this Amendment may be revoked after such submission.

(b)           The provisions of Sections 2 and 5(b), (c) and (e) of this Amendment shall become effective on the date (such date, the “Amendment No. 3 Effectiveness Date”) on which each of the following conditions is satisfied; provided that if such conditions are not satisfied on or prior to the date which is ninety (90) days after the Execution Date, this Amendment shall terminate and no longer be in effect and Sections 2 and 5(b), (c) and (e) shall not become effective:

(i)       The Amendment Arrangers shall have received the following:

(A)           such documents and certificates as the Amendment Arrangers may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated hereby by each Loan Party, the Loan Documents or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Amendment Arrangers; and

(B)           a certificate from the Chief Financial Officer of the Parent Borrower dated the Amendment No. 3 Effectiveness Date, certifying as to the accuracy of the representations and warranties set forth in Section 3 hereof.

(ii)       The Administrative Agent and the Amendment Arrangers shall have received all fees and other amounts due and payable to them in connection with this Amendment, including, to the extent invoiced on or before the Amendment No. 3 Effectiveness Date, reimbursement or payment of all reasonable documented out-of-pocket expenses (including reasonable fees, disbursements and other charges of counsel) required to be reimbursed or paid by any Loan Party in connection with this Amendment.

(iii)       The Parent Borrower shall have permanently reduced the Revolving Credit Commitments pursuant to Section 2.06(a) under the Credit Agreement to $625,000,000 (the “Commitment Reduction”).

(iv)           The amendment and restatement of the Parent Borrower’s senior secured credit agreement dated as of May 13, 2008, relating to certain senior secured cash-flow based credit facilities, shall have been declared, or substantially contemporaneously with the effectiveness of this Amendment on the Amendment No. 3 Effectiveness Date shall become, effective.

SECTION 5.	Effect of this Amendment; Amendment Arrangers; Certain Authorizations and Waivers.

(a)           Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agents, the Arrangers, the L/C Issuers, the Swing Line Lender or the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)           On and after the Amendment No. 3 Effectiveness Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document, shall be deemed to be a reference to the Credit Agreement as amended hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(c)           The L/C Issuers, the Swing Line Lender and the Lenders party hereto hereby authorize the Administrative Agent to enter into such amendment or amendments to the Credit Agreement or any other Loan Document as shall be appropriate, in the judgment of the Administrative Agent, to give effect to the transactions contemplated hereby or to cure any ambiguity, omission, defect or inconsistency relating to effectuation of the transactions contemplated hereby.

(d)           On and after the Execution Date, the Amendment Arrangers, their respective Affiliates and the officers, directors, employees, agents and attorneys-in-fact of any of the foregoing (collectively, the “Amendment Arranger Related Persons”) shall have the benefit of all the exculpatory, reimbursement and indemnity provisions that are set forth in the Credit Agreement or any other Loan Document for the benefit of the Administrative Agent, any other Agent or any other Agent-Related Person.  Without limiting the foregoing, each L/C Issuer, the Swing Line Lender and each Lender party hereto (i) acknowledges that it has made its own analysis and decision to enter into the Credit Agreement, this Amendment and the other Loan Documents, and that none of the Amendment Arrangers or any other Amendment Arranger Related Persons has made any express or implied representation or warranty, or shall be deemed to have any responsibility or duty, with respect to the completeness, sufficiency or performance thereof, and (ii) by delivering its signature page to this Amendment shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Amendment Arrangers on the Amendment No. 3 Effectiveness Date pursuant to the terms hereof.

(e)           Attached hereto as Annex I is a form of Amended and Restated Intercreditor Agreement.  The L/C Issuers, the Swing Line Lender and the Required Lenders hereby approve such form of Amended and Restated Intercreditor Agreement and authorize the Administrative Agent to execute and deliver the Amended and Restated Intercreditor Agreement on the Amendment No. 3 Effectiveness Date, with such ministerial changes made prior to the effectiveness of the amendment and restatement thereof as are reasonably satisfactory to the Administrative Agent and are not materially adverse to the Lenders.

SECTION 6.                      Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 7.                      Governing Law.

(a)           THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)           ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELEPHONE, FACSIMILE OR ELECTRONIC TRANSMISSION) IN SECTION 10.02 OF THE CREDIT AGREEMENT.  NOTHING IN THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 8.                      Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

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                                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

CLEAR CHANNEL COMMUNICATIONS, INC. as Parent Borrower

By:	/s/ Thomas W. Casey
Name: Thomas W. Casey
Title: Executive Vice President &
Chief Financial Officer

CLEAR CHANNEL CAPITAL I, LLC, as Holdings

By:	/s/ Thomas W. Casey
Name: Thomas W. Casey
Title: Executive Vice president &
Chief Financial Officer

CITIBANK, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer

By:	/s/ Michael Smolow
Name: Michael Smolow
Title: Vice President

CITIGROUP GLOBAL MARKETS INC., as Amendment Arranger

By:	/s/ Michael Smolow
Name: Michael Smolow
Title: Vice President

GOLDMAN SACHS LENDING PARTNERS LLC, as Amendment Arranger

By:	/s/ Douglas Tansey
Name: Douglas Tansey
Title: Authorized Representative

LENDER SIGNATURE PAGE TO AMENDMENT NO. 3 TO ABL CREDIT AGREEMENT OF CLEAR CHANNEL COMMUNICATIONS, INC.

Name of Lender (with any Person that is an L/C Issuer executing this signature page both in its capacity as a lender and as an L/C Issuer)

CITIBANK, N.A. as a Lender, Swing Line Lender and L/C Issuer

By:	/s/ [Illegible]
Name:
Title: Managing Director & VP

For any Person requiring a second signature block:

By:
Name:
Title:

LENDER SIGNATURE PAGE TO AMENDMENT NO. 3 TO ABL CREDIT AGREEMENT OF CLEAR CHANNEL COMMUNICATIONS, INC.

Name of Lender (with any Person that is an L/C Issuer executing this signature page both in its capacity as a lender and as an L/C Issuer)

CREDIT SUISSE CAPITAL FUNDING, INC.

By:	/s/ Robert Healey
Name: Robert Healey
Title: Authorized Signatory

LENDER SIGNATURE PAGE TO AMENDMENT NO. 3 TO ABL CREDIT AGREEMENT OF CLEAR CHANNEL COMMUNICATIONS, INC.

Name of Lender (with any Person that is an L/C Issuer executing this signature page both in its capacity as a lender and as an L/C Issuer)

DEUTSCHE BANK AG. NEW YORK BRANCH

By:	/s/ Susan LeFevre
Name: Susan LeFevre
Title: Managing Director

For any Person requiring a second signature block:

By:	/s/ Evelyn Thierry
Name: Evelyn Thierry
Title: Director

LENDER SIGNATURE PAGE TO AMENDMENT NO. 3 TO ABL CREDIT AGREEMENT OF CLEAR CHANNEL COMMUNICATIONS, INC.

Name of Lender (with any Person that is an L/C Issuer executing this signature page both in its capacity as a lender and as an L/C Issuer)

DEUTSCHE BANK AG. NEW YORK BRANCH

By:	/s/ Penny Tsckouras
Name: Penny Tsckouras
Title: Managing Director Morgan Stanley Hedge Funding Inc.

For any Person requiring a second signature block:

By:
Name:
Title:

LENDER SIGNATURE PAGE TO AMENDMENT NO. 3 TO ABL CREDIT AGREEMENT OF CLEAR CHANNEL COMMUNICATIONS, INC.

Name of Lender (with any Person that is an L/C Issuer executing this signature page both in its capacity as a lender and as an L/C Issuer)

DEUTSCHE BANK AG. NEW YORK BRANCH

By:	/s/ Jospeh Sileo
Name: Joseph Sileo
Title: SVP The Royal Bank of Scotland p/c

For any Person requiring a second signature block:

By:	/s/ Jospeh Sileo
Name: Jospeh Sileo
Title: SVP The Royal Bank of Scotland p/c

LENDER SIGNATURE PAGE TO AMENDMENT NO. 3 TO ABL CREDIT AGREEMENT OF CLEAR CHANNEL COMMUNICATIONS, INC.

Name of Lender (with any Person that is an L/C Issuer executing this signature page both in its capacity as a lender and as an L/C Issuer)

WELLS FARGO CAPITAL FINANCE, LLC, as Lender

By:	/s/ Thomas Forbath
Name: Thomas Forbath
Title: Vice President